As filed with the Securities and Exchange Commission on April 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACRES COMMERCIAL REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

390 RXR Plaza Uniondale, New York 11556 516-862-2385 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaclyn Jesberger, Esq.

Senior Vice President, Chief Legal Officer and Secretary

ACRES Commercial Realty Corp.

390 RXR Plaza

Uniondale, New York 11556

516-862-2385

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mark E. Rosenstein, Esq. Derick S. Kauffman, Esq. Stevens & Lee, PC 620 Freedom Business Center King of Prussia, PA 19406 (610) 205-6050	Robert K. Smith, Esq. Hunton Andrews Kurth LLP 2200 Pennsylvania Ave NW Washington, DC 20037 (202) 955-1500	Tracy Bacigalupo, Esq. Womble Bond Dickinson (US) LLP 950 Third Avenue, Suite 2400 New York, NY 10022 (332) 258-8470

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling stockholder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 1, 2024

PROSPECTUS

$700,000,000
Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

671,110
Shares of Common Stock Offered by the Selling Stockholder Named Herein

ACRES Commercial Realty Corp. may offer and sell from time to time any combination of its:

●	common stock;

●	preferred stock, which may be convertible into our common stock;

●	depositary shares, which will represent an interest in a fractional share of preferred stock;

●	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

●	warrants to purchase common stock, preferred stock or debt securities;

●	units to purchase one or more debt securities, common stock, preferred stock or warrants, or any combination of such securities in one or more offerings. In addition, this prospectus covers the offer and sale from time to time of up to 671,110 shares of our common stock beneficially owned by the selling stockholder named herein. The registration of these shares does not necessarily mean that the selling stockholder will offer or sell any or all of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholder. We, or the selling stockholder, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We refer to the common stock, preferred stock, warrants, debt securities and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.” We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

An investment in these securities entails material risks and uncertainties. See “Risk Factors” on page 4 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ACR.” On March 28, 2024, the last reported sale price of our common stock was $14.06 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is        , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the next three years (or such longer period as may be permitted under SEC rules), we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants or units, and our selling stockholder may sell common stock. The terms of these offerings will be determined at the time of sale. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities offered and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.”

No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus or any document incorporated by reference is accurate as of any date, other than the date mentioned on the cover page of these documents. We and our selling stockholder are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context suggests otherwise, references to “Company,” “we,” “us,” or “our” refer to ACRES Commercial Realty Corp. and its subsidiaries; references to the Company’s “Manager” refer to ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., unless specifically stated otherwise or the context otherwise indicates. Our address is 390 RXR Plaza, Uniondale, New York 11556. Our telephone number is 516-862-2385.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations regarding our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this report are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

●	the risk factors described or incorporated by reference in this prospectus;

●	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

●	increased rates of default and/or decreased recovery rates on our investments;

●	the performance and financial condition of our borrowers;

●	the cost and availability of our financings, which depend in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

●	the availability and attractiveness of terms of debt repurchases;

●	availability, terms and deployment of short-term and long-term capital;

●	events giving rise to increases in our current expected credit loss reserve, including the impact of the current economic environment;

●	availability of, and ability to retain, qualified personnel;

●	changes in our business strategy;

●	the degree and nature of our competition;

●	the resolution of our non-performing and sub-performing assets;

●	the long-term macroeconomic effects of the novel coronavirus (“COVID-19”);

●	our ability to comply with financial covenants in our debt instruments;

●	the adequacy of our cash reserves and working capital;

●	the timing of cash flows, if any, from our investments;

●	unanticipated increases in financial and other costs, including a rise in interest rates;

●	our ability to maintain compliance with over-collateralization and interest coverage tests in our collateralized loan obligations (“CLOs”);

●	our dependence on our Manager, and ability to find a suitable replacement in a timely manner, or at all, if our Manager or we were to terminate the management agreement;

●	environmental and/or safety requirements;

●	our ability to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

●	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and

●	other factors discussed under Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and those factors that may be contained in any subsequent filing we make with the Securities and Exchange Commission.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, conditions or circumstances on which any such statement is based.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.acresreit.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, or the 2023 Form 10-K;

●	Our Current Report on Form 8-K filed February 16, 2024;

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 25, 2006, including any amendment or report filed for the purpose of updating such description, including, without limitation, Exhibit 4.8 to the 2023 Form 10-K;

●	The description of our Series C preferred stock contained in our Registration Statement on Form 8-A filed on June 9, 2014, including any amendment or report filed for the purpose of updating such description. including, without limitation, Exhibit 4.8 to the 2023 Form 10-K; and

●	The description of our Series D preferred stock contained in our Registration Statement on Form 8-A filed on May 28, 2021, including any amendment or report filed for the purpose of updating such description. including, without limitation, Exhibit 4.8 to the 2023 Form 10-K.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document that is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any other than the date on the front of this prospectus or those documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Kyle Brengel
VP-Operations

ACRES Commercial Realty Corp.

390 RXR Plaza

Uniondale, New York 11556

516-862-2385

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on their respective cover pages and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Maryland corporation, incorporated in 2005, and a real estate finance company that is organized and conducts our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. On February 16, 2021, we amended our certificate of incorporation to change our name to ACRES Commercial Realty Corp. from Exantas Capital Corp. Our investment strategy is primarily focused on originating, holding and managing commercial real estate, or CRE, mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. We are externally managed by ACRES Capital, LLC, or our Manager, a subsidiary of ACRES Capital Corp., or collectively, ACRES, a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top United States, or U.S., markets. Our Manager draws upon the management team of ACRES and its collective investment experience to provide its services.

Our objective is to provide our stockholders with total returns over time, including the payment of quarterly distributions when approved by our board of directors, and capital appreciation, while seeking to manage the risks associated with our investment strategies. We finance a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of our investments.

Our investment strategy targets the following CRE credit investments, including:

●	Floating first mortgage loans, which we refer to as whole loans;

●	First priority interests in first mortgage loans, which we refer to as A-notes;

●	Subordinated interests in first mortgage loans, which we refer to as B-notes;

●	Preferred equity investments related to CRE that are subordinate to first mortgage loans and are not collateralized by the property underlying the investment; and

●	CRE investments.

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance our ownership of those assets, including corporate debt.

Our principal office is located at ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, New York 11556. Our telephone number is 516-862-2385. Our internet address is www.acresreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Our business, prospects, financial condition or operating results could be materially harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading prices of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, refinancing or repayment of indebtedness, capital expenditures, working capital and investment in targeted assets. Pending any of these uses, the net proceeds of a sale will be held in bank accounts or invested in marketable securities.

 We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary description of our capital stock. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 41,666,666 shares of common stock with a par value of $0.001 per share, and 100,000,000 shares of preferred stock with a par value of $0.001 per share, of which 10,000,000 have been authorized and designated 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), and 6,800,000 shares have been authorized and designated 7.875% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”). As of March 29, 2024, we had 7,685,300 shares of common stock outstanding, 4,800,000 shares of Series C Preferred Stock outstanding, and 4,607,857 shares of Series D Preferred Stock outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors. In an uncontested election, each director will be elected by the affirmative vote of a majority of votes cast with respect to the election of that candidate.

Preferred Stock

The following description sets forth general terms and provisions of our authorized preferred stock. The rights, preferences, privileges and restrictions of any preferred stock issued under this prospectus will be fixed by articles supplementary relating to each series of preferred stock. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

●	the maximum number of shares in the series and the designation of the series;

●	the terms on which dividends, if any, will be paid;

●	the terms on which the shares may be redeemed, if at all;

●	the liquidation preference, if any;

●	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

●	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;

●	the voting rights, if any, of the shares of the series; and

●	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above is not complete. You should refer to the articles supplementary with respect to any series of preferred stock we have issued or may issue for complete information concerning the terms of that series. A copy of the articles supplementary for each series of preferred stock will be or has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in that registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

Power to Reclassify Unissued Shares of Our Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from:

●	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; or

●	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to a trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT.

Any attempted transfer of our stock that, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer.

If, for any reason, the transfer to a trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in a trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in a trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in a trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in a trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any distribution paid before our discovery that shares of stock have been transferred to a trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to a trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to a trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

●	the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in a trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust; and

●	the price received by the trustee from the sale or other disposition of the shares.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that shares of our stock have been transferred to a trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of such trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in a trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

●	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and

●	the market price on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, in value or number, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with the ACRES acquisition, we granted the Manager and its permitted transferees both piggyback registration rights and the right to demand that we register shares of common stock issued to the Manager as incentive compensation under our management agreement.

In connection with the Note and Warrant Purchase Agreement dated July 31, 2020, with Massachusetts Mutual Life Insurance Company, or MassMutual, and a fund managed by Oaktree Capital Management, L.P., or Oaktree, we issued 12.00% Senior Unsecured Notes and warrants to purchase an aggregate of up to 1,166,653 shares of common stock at an exercise price of $0.03 per share, subject to certain potential adjustments. In July 2020, concurrently with the issuance of the 12.00% Senior Unsecured Notes, we issued to Oaktree warrants to purchase 391,995 shares of common stock and issued to MassMutual warrants to purchase 74,666 shares of common stock. In July 2022, MassMutual exercised their warrants to purchase 74,666 shares. At December 31, 2023, the Oaktree warrants have not been exercised. Pursuant to the Note and Warrant Purchase Agreement, we agreed to file a shelf registration statement with the SEC to register the resale of the shares of common stock underlying the warrants, subject to the terms of the Note and Warrant Purchase Agreement, and such registration statement was filed on April 27, 2021 and declared effective by the SEC on May 12, 2021.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, Series C preferred stock and Series D preferred stock is Equiniti Trust Company (formerly known as American Stock Transfer & Trust Company). We expect that Equiniti Trust Company will act as the transfer agent for any equity securities we may offer pursuant to a supplement to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

●	our direct general obligations;

●	either senior debt securities or subordinated debt securities; and

●	issued under separate indentures among us and a trustee that will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will either issue them under our base indenture dated August 16, 2021 with the trustee, Computershare Trust Company, National Association (formerly with Wells Fargo Bank, National Association), filed as an exhibit to this registration statement, or through a new senior indenture with any other trustee as may be named in the applicable prospectus supplement, a form of which is filed as an exhibit to this registration statement. If we issue subordinated debt securities, we will issue them under a subordinated indenture, a form of which is filed as an exhibit to the registration statement. We have not restated any indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

●	the issuer of the debt securities;

●	the co-issuer(s) of the debt securities, if any;

●	the guarantor(s) of the debt securities, if any;

●	whether the debt securities are senior or subordinated debt securities;

●	the title of the debt securities;

●	the total principal amount of the debt securities;

●	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

●	the assets, if any, that are pledged as security for the payment of the debt securities;

●	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

●	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

●	the price(s) at which we will issue the debt securities;

●	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

●	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

●	the dates on which the principal of the debt securities will be payable;

●	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

●	any conversion or exchange provisions;

●	any optional redemption provisions;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	any changes to or additional events of default or covenants;

●	the material federal income tax consequences applicable to the debt securities; and

●	any other terms of the debt securities.

We may offer and sell debt securities at a substantial discount below their principal amount. The relevant prospectus supplement will describe material U.S. federal income tax and any other considerations applicable to debt securities sold at an original issue discount or debt securities that are denominated in a currency other than U.S. dollars.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s designated offices or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt securities.

Provisions Relating only to Senior Debt Securities

Senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. Senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness. Subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made if:

●	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

●	we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

●	any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed.

No Limitation on Amount of Senior Debt. The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

●	the title and aggregate number of the warrants;

●	the price(s) at which the warrants will be issued;

●	the title, amount and terms of the securities purchasable upon exercise of the warrants;

●	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which the related securities may be purchased upon exercise of the warrants;

●	the exercise period for the warrants;

●	the minimum or maximum number of warrants that may be exercised at any one time;

●	any applicable anti-dilution, redemption or call provisions;

●	any applicable book-entry provisions;

●	a discussion of federal income tax considerations, if any; and

●	any other terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, warrants or any combination of such securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

●	the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any other terms of the units.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following summarizes material provisions of Maryland law and our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Maryland General Corporation Law, or MGCL, and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. We expect that these provisions may discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than two nor more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting;

●	by the board of directors; or

●	by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

●	pursuant to our notice of the meeting;

●	by the board of directors; or

●	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments (not including certain amendments relating to director removal, classification of preferred stock and transfer and ownership limitations, which still require the statutory two-thirds vote referred to above) and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that they may be amended or repealed, in whole or in part, by the board of directors or upon the approval by a majority of the votes cast by our stockholders.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights, unless the board of directors determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, excluding shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds stockholder vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified. However, our board of directors may elect by resolution to be subject to any or all provisions, in whole or in part, of Subtitle 8 that are not yet already applicable to us so long as we have at least three directors who, at the time of any such election, are not officers or employees of the company, are not acquiring persons, are not directors, officers, affiliates or associates of an acquiring person and were not nominated or designated as directors by an acquiring person.

TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a capital stockholder may consider relevant, see Exhibit 99.3 to our 2023 Form 10-K, which is incorporated by reference into this prospectus.

SELLING STOCKHOLDER

The following table sets forth certain information with respect to the selling stockholder's beneficial ownership of our common stock as of March 29, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. Based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or affiliate of a broker-dealer.

Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

The selling stockholder named below and its permitted transferees, pledgees, orderees or other successors may from time to time offer and sell the shares of our common stock offered by this prospectus.

	Amount and Nature of Beneficial Ownership of Our Common Stock	Number of Shares of Stock Offered	Percent of Class	Number and Nature of Common Stock Owned After Resale(2)	Percent of Class After Resale(2)
ACRES Share Holdings, LLC(1)	671,110	671,110	8.73	---	---

(1)	ACRES Share Holdings, LLC is a subsidiary of our manager, ACRES Capital, LLC, an affiliate of ACRES Capital Corp. Mr. Andrew Fentress, our Chairman, and Mr. Mark Fogel, our CEO, President and director, are members of the board of directors of ACRES Capital Corp.
(2)	Assumes that the selling stockholder sells all of its shares of our common stock offered pursuant to this prospectus. It is difficult to estimate with any degree of certainty the amount and percentage of shares of common stock that would be held by the selling stockholder after completion of the offering. The selling stockholder may offer all, some or none of such its shares of common stock.

PLAN OF DISTRIBUTION

We or the selling stockholder may distribute the securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. The securities may also be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We and the selling stockholder may sell the securities in any of the following ways:

●	through underwriters or dealers;

●	through agents who may be deemed to be underwriters as defined in the Securities Act;

●	directly to one or more purchasers;

●	directly to holders of warrants exercisable for our securities upon the exercise of their warrants;

●	block trades;

●	through a combination of any of the above methods of sale; and

●	any other method permitted pursuant to applicable law.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and the selling stockholder reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling stockholder and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares.

With respect to a particular offering of the securities by us or of securities held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling stockholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from us.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling stockholder may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling stockholder in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling stockholder and any underwriters, broker-dealers or agents who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common stock sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred stock and warrants may or may not be listed on a national securities exchange.

We or the selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Womble Bond Dickinson (US) LLP. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Hunton Andrews Kurth LLP.

EXPERTS

The financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ACRES COMMERCIAL REALTY CORP.

$700,000,000
Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

671,110 Shares of Common Stock Offered by
the Selling Stockholder Named Herein

PROSPECTUS

          , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution by us or the selling stockholder (as indicated) of the securities being registered.

Amount to be Paid
Securities and Exchange Commission registration fee	$40,437.93
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Listing fees	*
Miscellaneous	*
Total	$40,437.93

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we or the selling stockholder will incur in connection with an offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of an issue, claim or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even if the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 16. EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-3:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1	Asset Purchase Agreement, dated June 6, 2017, by and among Stearns Lending, LLC, Primary Capital Mortgage, LLC, and Resource Capital Corp. (9)
3.1(a)	Amended and Restated Articles of Incorporation of Resource Capital Corp. (1)
3.1(b)	Articles of Amendment of Resource Capital Corp. (8)
3.1(c)	Articles Supplementary 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. (7)
3.1(d)	Articles Supplementary 7.875% Series D Cumulative Redeemable Preferred Stock, as corrected. (5)
3.1(e)	Articles of Amendment, effective May 25, 2018. (10)
3.1(f)	Articles of Amendment, effective February 16, 2021. (4)
3.1(g)	Articles of Amendment, effective May 28, 2021. (12)
3.2	Fourth Amended and Restated Bylaws of ACRES Commercial Realty Corp. (4)
4.1(a)	Form of Certificate for Common Stock for Resource Capital Corp. (1)
4.1(b)	Form of Certificate for 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. (7)
4.1(c)	Form of Certificate for 7.875% Series D Cumulative Redeemable Preferred Stock. (5)
4.2(a)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., dated May 25, 2006. (2)
4.2(b)	Amendment to Junior Subordinated Indenture and Junior Subordinated Note due 2036 between Resource Capital Corp. and Wells Fargo Bank, N.A., dated October 26, 2009 and effective September 30, 2009. (6)
4.3(a)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated May 25, 2006. (2)
4.3(b)	Amendment to Amended and Restated Trust Agreement and Preferred Securities Certificate among Resource Capital Corp., Wells Fargo Bank, N.A. and the Administrative Trustees named therein, dated October 26, 2009 and effective September 30, 2009. (6)
4.4	Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated October 26, 2009. (6)

4.5(a)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., dated September 29, 2006. (3)
4.5(b)	Amendment to Junior Subordinated Indenture and Junior Subordinated Note due 2036 between Resource Capital Corp. and Wells Fargo Bank, N.A., dated October 26, 2009 and effective September 30, 2009. (6)
4.6(a)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated September 29, 2006. (3)
4.6(b)	Amendment to Amended and Restated Trust Agreement and Preferred Securities Certificate among Resource Capital Corp., Wells Fargo Bank, N.A. and the Administrative Trustees named therein, dated October 26, 2009 and effective September 30, 2009. (6)
4.7	Amended Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated October 26, 2009. (6)
4.8(a)	Base Indenture, dated August 16, 2021, between the Company and the Trustee. (13)
4.8(b)	First Supplemental Indenture, dated August 16, 2021, between the Company and the Trustee. (13)
4.8(c)	Form of 5.75% Senior Note due 2026 (included in Exhibit 4.8(b))
4.9	Form of Senior Indenture. (11)
4.10	Form of Subordinated Indenture. (11)
4.11	Form of Debt Security*
4.12	Form of Warrant Agreement and Warrant Certificate*
4.13	Form of Certificate of Designation of preferred stock and Preferred Stock Certificate*
4.14	Form of Unit Agreement and Unit*
4.15	Form of Deposit Agreement and Deposit Receipt*
5.1	Opinion of Womble Bond Dickinson (US) LLP
8.1	Opinion of Hunton Andrews Kurth LLP
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)
23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Base Indenture dated August 16, 2021.
25.2	Statement of Eligibility of Trustee under the Senior Indenture.**
25.3	Statement of Eligibility of Trustee under the Subordinated Indenture.**
99.1	Federal Income Tax Consequences of our Qualification as a REIT. (14)
107	Filing Fee Table.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Filed previously as an exhibit to the Company’s Registration Statement on Form S-11, Registration No. 333-126517.
(2)	Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
(3)	Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
(4)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on February 18, 2021.
(5)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on May 21, 2021.
(6)	Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.
(7)	Filed previously as an exhibit to the Company’s Registration Statement on Form 8-A filed on June 9, 2014.
(8)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on September 1, 2015.
(9)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on June 8, 2017.
(10)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on May 25, 2018.
(11)	Filed previously as an exhibit to the Company’s Registration Statement on Form S-3 initially filed on March 16, 2021.
(12)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on June 1, 2021.
(13)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on August 17, 2021.
(14)	Filed previously as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York on April 1, 2024.

ACRES COMMERCIAL REALTY CORP.

By:	/s/ Mark Fogel
Mark Fogel President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Fogel, Jaclyn Jesberger and Julie Wilson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

/s/ Andrew Fentress	Chairman of the Board	April 1, 2024
ANDREW FENTRESS

/s/ Mark Fogel	President, Chief Executive Officer & Director	April 1, 2024
MARK FOGEL	(Principal Executive Officer)

/s/ David J. Bryant	Director	April 1, 2024
DAVID J. BRYANT

/s/ Karen Edwards	Director	April 1, 2024
KAREN EDWARDS

/s/ William B. Hart	Director	April 1, 2024
WILLIAM B. HART

/s/ Gary Ickowicz	Director	April 1, 2024
GARY ICKOWICZ

/s/ Steven J. Kessler	Director	April 1, 2024
STEVEN J. KESSLER

/s/ Murray S. Levin	Director	April 1, 2024
MURRAY S. LEVIN

/s/ P. Sherrill Neff	Director	April 1, 2024
P. SHERRILL NEFF

/s/ Dawanna Williams	Director	April 1, 2024
DAWANNA WILLIAMS

/s/ Eldron C. Blackwell	Senior Vice President, Chief Financial Officer and Treasurer	April 1, 2024
ELDRON C. BLACKWELL	(Principal Financial Officer)

/s/ Linda M. Kilpatrick	Vice President, Chief Accounting Officer and Controller	April 1, 2024
LINDA M. KILPATRICK	(Principal Accounting Officer)